UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 27, 2011

THE MCGRAW-HILL COMPANIES, INC.

(Exact Name of Registrant as Specified in its Charter)

New York	1-1023	13-1026995
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, New York, New York 10020

(Address of Principal Executive Offices) (Zip Code)

(212) 512-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The McGraw-Hill Companies, Inc. (the “Company”) held its annual meeting of shareholders on April 27, 2011. The following is a summary of the voting results for each matter presented to shareholders at the Annual Meeting.

Proposal 1: Election of Directors

The Company’s shareholders elected the persons nominated as Directors of the Company as set forth below:

Nominees	For	Against	Abstain	Broker Non-Votes
Pedro Aspe	248,383,178	1,600,294	1,027,338	14,685,314
Sir Winfried Bischoff	235,602,484	14,339,148	1,069,177	14,685,314
Douglas N. Daft	247,876,230	2,060,459	1,074,120	14,685,314
William D. Green	248,926,349	995,005	1,089,455	14,685,314
Linda Koch Lorimer	240,172,768	9,823,364	1,014,678	14,685,314
Harold McGraw III	239,577,592	10,398,349	1,034,868	14,685,314
Robert P. McGraw	248,425,945	1,610,942	973,923	14,685,314
Hilda Ochoa-Brillembourg	239,930,182	10,016,123	1,064,504	14,685,314
Sir Michael Rake	247,733,318	2,200,284	1,077,207	14,685,314
Edward B. Rust Jr.	228,423,956	21,542,966	1,043,887	14,685,314
Kurt L. Schmoke	241,124,306	8,819,605	1,066,898	14,685,314
Sidney Taurel	248,177,158	1,759,764	1,073,888	14,685,314

Proposal 2: Vote to amend the Restated Certificate of Incorporation to permit shareholders to call special meetings:

For	Against	Abstain	Broker Non-Votes
264,515,243	691,687	489,194	0

Proposal 3: Vote to approve, on an advisory basis, the executive compensation program for the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
237,209,690	11,865,188	1,935,931	14,685,314

Proposal 4: Vote, on an advisory basis, on how often the Company will conduct an advisory vote on executive compensation:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
186,245,655	728,965	63,302,548	733,640	14,685,314

Proposal 5: Vote to ratify the appointment of Ernst & Young LLP as the Company’s independent Registered Public Accounting Firm for 2011:

For	Against	Abstain	Broker Non-Votes
261,229,540	4,054,011	412,553	0

Proposal 6: Shareholder proposal requesting shareholder action by written consent:

For	Against	Abstain	Broker Non-Votes
116,371,191	133,588,539	1,051,079	14,685,314

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE McGRAW-HILL COMPANIES, INC.

/s/ Kenneth Vittor
By:	Kenneth Vittor
Executive Vice President and General Counsel

Dated: April 28, 2011